UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50888 (Commission File Number)	46-0510685 (I.R.S. Employer Identification No.)

6075 Longbow Drive, Suite 200
Boulder, Colorado 80301
(Address and telephone number of principal executive offices) (Zip Code)

(303) 444-7755
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2007, AeroGrow International, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”) entered into a Product Supply Agreement (the “Agreement”) with Global Infomercial Services, Inc., a wholly owned subsidiary of Oak Lawn Marketing, Inc. (“Distributor”) whereby we granted Distributor exclusive rights to import, market, sell, and distribute certain of our products (the “Products”) in Japan and Taiwan (the “Territory”) and use our marketing materials in connection with the sale and distribution of such Products.

The Agreement is for renewable one year terms and is subject to minimum sales and other performance criteria by both parties. For further information, see the Product Supply Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On June 4, 2007, the Company issued a press release to announce the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

10.1	Product Supply Agreement

99.1	Press Release dated June 4, 2007 entitled “AeroGrow Launches International Expansion into Japan”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROGROW INTERNATIONAL, INC. a Nevada corporation

Dated: June 4, 2007	/s/ Mitchell B. Rubin
Mitchell B. Rubin
Chief Financial Officer